UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2026

NAVAN, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42922	47-3424780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3045 Park Boulevard Palo Alto, California		94306
(Address of Principal Executive Offices)		(Zip Code)
(888) 505-8747
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00000625 par value	NAVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2026, Navan, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Aurélien Nolf to serve as the Company’s Chief Financial Officer, effective March 2, 2026 (the “Effective Date”). Mr. Nolf will succeed Anne Giviskos, who has been serving as Interim Chief Financial Officer while the Company conducted its search for a full-time Chief Financial Officer. From and after the Effective Date, Ms. Giviskos will resume her prior role of Senior Vice President, Strategic Finance and Chief Accounting Officer.

Mr. Nolf, age 46, is a seasoned finance and business leader with more than 20 years of international public company experience in financial planning and analysis (“FP&A”), controllership, investor relations and public accounting. Mr. Nolf joins the Company from Lyft, Inc., a public ridesharing company. As VP, Head of FP&A and Investor Relations at Lyft since November 2022, Mr. Nolf played an important role in that company’s ongoing transformation by improving forecasting processes, leading a series of projects that achieved sustainable profitability and free cash flow, and advancing investor targeting and marketing efforts. Before Lyft, he spent more than 15 years in various finance leadership roles at Electronic Arts Inc., a public video gaming company, including as the Senior Director of FP&A from April 2017 to November 2021 and the Vice President of FP&A from November 2021 to November 2022. He began his career in the public accounting and audit practice at PricewaterhouseCoopers in Lyon, France. Mr. Nolf holds a Master’s degree in Corporate Law from the University of Lyon, as well as a Master in Management with a specialization in Finance from Emlyon Lyon Business School. He also holds a French DESCF (graduate-level accounting and finance qualification).

On February 3, 2026, the Company entered into an offer letter with Mr. Nolf (the “Offer Letter”) setting forth the initial terms of Mr. Nolf’s employment as the Company’s Chief Financial Officer. Pursuant to the Offer Letter, for his service as Chief Financial Officer, Mr. Nolf will:

•receive an initial annual base salary of $600,000;
•subject to his commencement of employment with the Company on or before March 2, 2026, receive a one-time sign-on bonus consisting of: (a) a cash payment of $1,500,000 (the “Cash Sign-On Bonus”), subject to repayment in the event of his voluntary resignation without Good Reason or termination by the Company for Cause (each as defined in the Change in Control and Severance Agreement (as defined below)), which repayment obligation will be reduced by 1/12 of the value of such Cash Sign-On Bonus for each completed month of work prior to such resignation or termination; and (b) an award of restricted stock units covering shares of the Company’s Class A common stock with an estimated value of $1,000,000 that vests in full on the first quarterly vesting date following the one-year anniversary of his employment start date, subject to his continued employment with the Company through such vesting date;
•be eligible to receive an annual discretionary bonus of up to $300,000 (pro-rated for fiscal 2027 based on the amount of the fiscal year he is employed by the Company);
•receive an award of restricted stock units covering shares of the Company’s Class A common stock with an estimated value of $8,000,000, vesting as to 25% of such shares on the first quarterly vesting date following the first anniversary of the grant date and as to the remainder of such shares quarterly thereafter over the next three years, subject to his continued employment with the Company through each applicable vesting date; and
•receive an award of an option to acquire shares of the Company’s Class A common stock with an estimated value of $6,000,000 with an exercise price equal to the closing price of the Company’s common stock on the grant date and vesting as to 25% of the shares subject to the option on the first anniversary of the grant date and 1/48th of the shares subject to the option each month thereafter, subject to his continued employment with the Company through each applicable vesting date.

In connection with his employment with the Company, Mr. Nolf entered into several agreements with the Company, effective as of the Effective Date, including: (i) the Company’s standard Employee Invention Assignment and Confidentiality Agreement; (ii) a Change in Control and Severance Agreement (the “Change in Control and Severance Agreement”), in the form that was filed as Exhibit 10.8 to Amendment Number 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 10, 2025 (the

“S-1/A”), the terms of which are described under “Executive Compensation―Change in Control and Severance Agreements” on pages 176 to 177 of the S-1/A (which description is incorporated herein by reference); and (iii) the Company’s standard form indemnification agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 19, 2025.

There is no arrangement or understanding with any other person pursuant to which Mr. Nolf was appointed to serve as Chief Financial Officer of the Company, and there are no family relationships between Mr. Nolf and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Nolf and the Company that would be required to be reported under Item 404 of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 11, 2026, the Company issued a press release announcing the appointment of Mr. Nolf as the Company’s Chief Financial Officer. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated February 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navan, Inc.

Dated: February 11, 2026	By:	/s/ Ariel Cohen
Ariel Cohen
Chief Executive Officer